UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	98-1398788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada	V6H 3V9
(Address of principal executive offices)	(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of President and Chief Executive Officer

On January 5, 2022, Zymeworks Inc. (the “Company”) announced via press release that the Company’s board of directors (the “Board”) appointed Mr. Kenneth Galbraith, age 59, as President, Chief Executive Officer and Chair of the Board of the Company, effective upon his commencement of employment with the Company, which is anticipated to be on or before February 1, 2022 (the “Start Date”). In connection with Mr. Galbraith’s appointment, Dr. Ali Tehrani resigned from the positions of President and Chief Executive Officer and as a member of the Board, effective as of the Start Date. The Board also appointed Ms. Lota Zoth, the current Chair of the Board, as the Board’s lead independent director, effective as of the Start Date.

Mr. Galbraith is a Managing Director at Five Corners Capital, Inc., which he founded in 2013, and has served as Executive in Residence at Syncona Limited since April 2021. He served as Chief Executive Officer of Liminal BioSciences Inc. (formerly Prometic Life Sciences Inc.), a publicly held company, from April 2019 to November 2020, continuing as an advisor to that company from November 2020 to February 2021. He also served as Chief Executive Officer of Fairhaven Pharmaceuticals Inc. from June 2017 to April 2019. Mr. Galbraith has served as a director of MacroGenics, Inc. since July 2008 and as a director of Profound Medical Corp. since January 2017, both of which are publicly held companies. He has also served as a director of several privately held companies. Previously, he joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 30 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. Based on Mr. Galbraith’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Mr. Galbraith has the appropriate set of skills to serve as a member of our Board.

There are no arrangements or understandings between Mr. Galbraith and any other persons pursuant to which he was appointed President, Chief Executive Officer and Chair of the Board. There are also no family relationships between Mr. Galbraith and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Galbraith’s appointment as President and Chief Executive Officer, the Company and Mr. Galbraith entered into an employment agreement (the “Galbraith Employment Agreement”). The Galbraith Employment Agreement does not have a specific term.

Pursuant to the Galbraith Employment Agreement, Mr. Galbraith is entitled to the following compensation and benefits:

•

An annual base salary of $600,000, with eligibility to earn an annual discretionary bonus of up to 60% of his annual base salary, based upon the achievement of certain Company goals determined by the Board.

•

Options to purchase 500,000 of the Company’s common shares at an exercise price per share equal to the fair market value on the date of grant (the “Inducement Options”). 25% of the Inducement Options will vest and become exercisable on the one-year anniversary of the date of grant, and thereafter 1/36 of the remaining Inducement Options will vest on the last day of each month, until all of the Inducement Options have vested, subject to Mr. Galbraith’s continued service. The Inducement Options will be granted as an “inducement” grant pursuant to the New York Stock Exchange (“NYSE”) Listed Company Manual Rule 303A.08 and without shareholder approval. The Inducement Option grant will be made under the recently adopted Zymeworks Inc. Inducement Stock Option and Equity Compensation Plan, further described below. The terms and conditions of the Inducement Options are substantially similar to options granted pursuant to the Company’s Amended and Restated Stock Option and Equity Compensation Plan (the “Equity Compensation Plan”), but with such other terms and conditions intended to comply with the NYSE inducement award exception. In accordance with NYSE Listed Company Manual Rule 303A.08, inducement awards may only be made as a material inducement to individuals being hired by the Company (or being rehired after a bona fide period of interruption of employment). A copy of the form of inducement option grant agreement is attached as a schedule to the Inducement Plan (as defined below), which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

•	Eligibility to participate in the Company’s employee benefit plans, policies and arrangements that, in the aggregate, are reasonably consistent with other executive officers generally.

•	Enrollment in a qualifying pension scheme under the UK Pensions Act 2008.

•

Reimbursement of relocation expenses up to a maximum gross amount of $300,000, grossed up for the impact of any taxable withholding, for reasonable moving expenses incurred by Mr. Galbraith and his immediate family during relocation from Mr. Galbraith’s primary residence to the Vancouver, British Columbia or Seattle, Washington area during the first eighteen months of employment. The total amount reimbursed shall be repaid to the Company if Mr. Galbraith’s employment terminates within two years following the effective date of employment.

•	Temporary housing through the earlier of Mr. Galbraith’s relocation or the date that is 18 months following the effective date of employment, grossed up for the impact of any tax withholding.

•

A tax equalization payment if Mr. Galbraith is subject to income taxation or other taxation outside of the United Kingdom during the period of his employment, grossed up for the impact of any tax withholding, and tax preparation services.

•

If the Company terminates Mr. Galbraith’s employment, then Mr. Galbraith will be eligible to receive twelve months of notice or the equivalent of twelve months of base salary as of the date notice is given, or any combination thereof that totals twelve months of combined notice and base salary. If such termination of employment or resignation occurs on or after the fourth year of employment, Mr. Galbraith will be eligible to receive an additional one month of notice or the equivalent of one month of base salary as of the date notice is given, or any combination thereof, for each additional completed year of service, up to a total maximum of eighteen months. Mr. Galbraith will also be eligible for continuation of group health and dental benefits through the applicable notice period to the extent permitted by any applicable benefit plan.

•

In the event of termination on death or disability, as defined in the Company’s long-term disability plan or policy then in effect with respect to him, Mr. Galbraith, or his estate, will receive (x) a lump sum payment equal to the difference between (1) eighteen months of base salary plus target annual cash bonus as of the date of death or disability and (2) the amount that Mr. Galbraith or his estate will receive as a result of death or disability under the Company’s applicable insurance policies in effect as of the date of termination, (y) group extended health and dental benefits continuation for his surviving family members for eighteen months (or lump sum payment for the premium costs of such benefits in lieu thereof), and (z) full vesting acceleration of all unvested and outstanding stock options or other equity grants made to Mr. Galbraith as of the date of death or disability.

•

If Mr. Galbraith’s employment is terminated by the Company without cause within twelve months following, or within three months prior to, a Change of Control (as defined in the Galbraith Employment Agreement), Mr. Galbraith will be eligible to receive (x) a lump sum payment of eighteen months of base salary and 100% of target annual cash bonus as of the date of termination, (y) group extended health and dental benefits continuation as of the date of termination for eighteen months (or lump sum payment for the premium costs of such benefit plans in lieu thereof) and (z) full vesting acceleration of all unvested and outstanding stock options or other equity grants as of the date of termination. Such payments will be subject to Mr. Galbraith entering into a valid settlement agreement with the Company.

•

In addition, the Galbraith Employment Agreement requires Mr. Galbraith, among other things, not to compete, either directly or indirectly, with the Company while employed by the Company and for up to six months following the termination of his employment with the Company. The Galbraith Employment Agreement also requires Mr. Galbraith not to solicit the Company’s employees or consultants to terminate their relationship with the Company while he is employed by the Company and for up to one year following the termination of his employment with the Company.

In connection with his appointment, Mr. Galbraith will enter into a standard indemnification agreement in the form previously approved by the Board. Mr. Galbraith will not receive any additional compensation pursuant to his service as the Chair of the Board.

The foregoing description of the Galbraith Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Galbraith Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Dr. Tehrani’s resignation, the Company and Mr. Tehrani entered into a Separation Agreement and Release (the “Separation Agreement”) providing for the following benefits:

•	A lump sum payment of $889,638, equivalent to eighteen months of base salary.

•

Payment of the annual performance bonus for 2021 that he would have received had he remained employed with the Company through the applicable bonus payment date, calculated based on actual achievement of the applicable performance goals under the bonus plan as determined by the Board. Payment of the bonus, if any, will be made in a lump sum at the same time as the other Company senior executives receive their 2021 bonus.

•

Eligibility to participate in the Company’s employee benefit plans for the lesser of (a) eighteen months from the date Dr. Tehrani’s employment with the Company ends (the “Employment Termination Date”) (which is to be Mr. Galbraith’s Start Date) or (b) the date of enrollment in the benefit plans of a new employer.

•

Entry into a Consulting Services Agreement, whereby he will assist certain transitional matters at the request and direction of the Company on an as needed basis. The Consulting Services agreement will begin on the Employment Termination Date and cease on September 30, 2023. Dr. Tehrani will be entitled to continued vesting and exercise benefits for outstanding stock options and restricted stock units under the Company’s equity incentive plans for the duration of the Consulting Services Agreement. Following the termination of the Consulting Services Agreement, and provided that Dr. Tehrani has satisfactorily performed his duties as chief executive officer between the date of the Separation Agreement and the Employment Termination Date and timely executes a supplemental release agreement, he will have 12 months from the termination of the Consulting Services Agreement to exercise any vested Company stock options, subject to any such options’ earlier expiration during such period.

•	Reimbursement for all reasonable and documented business expenses actually and properly incurred in relation to Company business up to the Employment Termination Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing Mr. Galbraith’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Operating Officer

On January 5, 2022, the Company announced via press release that the Board appointed Mr. Neil Klompas, age 50, as Chief Operating Officer, effective January 5, 2022. Mr. Klompas currently serves as the Company’s Executive Vice President, Business Operations and Chief Financial Officer, and will continue in the role of Chief Financial Officer following his appointment as Chief Operating Officer.

Mr. Klompas joined Zymeworks in March 2007 and has served as its Chief Financial Officer since December 2007 and also as its Executive Vice President, Business Operations since September 2019. Prior to joining Zymeworks, he worked with KPMG LLP in Canada and the United States, most recently (from 2005 to 2007) with KPMG’s Pharmaceuticals, Biotechnology and Medical Device M&A Transaction Services practice in Princeton, New Jersey, where he advised on transactions including mergers, acquisitions, divestitures and strategic alliances. Prior to that, from 2000 to 2005 Mr. Klompas worked with KPMG’s Canadian Biotechnology and Pharmaceuticals practice. Mr. Klompas currently serves on the Board of Liminal BioSciences Inc. (NASDAQ: LMNL). Mr. Klompas is a Chartered Professional Accountant and is a member of Chartered Professional Accountants of British Columbia. Mr. Klompas also holds a degree in Microbiology & Immunology from the University of British Columbia. He serves as a member of the board of directors of Ovensa Inc., a private biotechnology company.

There are no arrangements or understandings between Mr. Klompas and any other persons pursuant to which he was appointed Chief Operating Officer. There are also no family relationships between Mr. Klompas and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Klompas’ appointment as Chief Operating Officer, the Company has provided Mr. Klompas with a promotion letter (the “Klompas Promotion Letter”).

Pursuant to the Klompas Promotion Letter, Mr. Klompas is entitled to the following modifications to his existing compensation and benefits:

•	An increase to his annual base salary from $437,124 to $458,000; and

•	An increase to his annual discretionary bonus opportunity from 40% to 45% of his annual base salary, based upon the achievement of certain Company goals determined by the Board.

The foregoing description of the Klompas Promotion Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Klompas Promotion Letter, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Adoption of Inducement Plan

On January 5, 2022, the Board adopted the Zymeworks Inc. Inducement Stock Option and Equity Compensation Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 750,000 of the Company’s common shares for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without shareholder approval pursuant to Rule 303A.08 of the New York Stock Exchange Listed Company Manual. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock, restricted stock units and other awards payable in shares that the Board may determine to be necessary or appropriate, and its terms are substantially similar to the Company’s existing Equity Compensation Plan, including with respect to treatment of equity awards in the event of a merger or “Change of Control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the NYSE inducement award exception or to comply with the NYSE acquisition and merger exception.

In accordance with Rule 303A.08 of the NYSE Listed Company Manual, awards under the Inducement Plan may only be made as an inducement material to the individuals’ entry into employment with the Company, or, to the extent permitted by Rule 303A.08 of the NYSE Listed Company Manual, in connection with a merger or acquisition.

A copy of the Inducement Plan and related form agreements under the Inducement Plan are attached as Exhibit 10.4 hereto and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 8.01	OTHER EVENTS.

On January 5, 2022, the Company filed a material change report with Canadian securities regulators regarding the appointment of Mr. Galbraith as Chair, President and Chief Executive Officer of the Company. A copy of this material change report is attached as Exhibit 99.2 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Kenneth Galbraith, dated January 5, 2022.

10.2	Separation Agreement and Release by and between the Company and Ali Tehrani, dated January 5, 2022.

10.3	Promotion Letter from the Company to Neil Klompas, dated January 5, 2022.

10.4	Zymeworks Inc. Inducement Stock Option and Equity Compensation Plan.

99.1	Press Release dated January 5, 2022.

99.2	Material Change Report dated January 5, 2022.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: January 5, 2022	By:	/s/ Neil A. Klompas
	Name: Title:	Neil A. Klompas Chief Operating Officer and Chief Financial Officer